Exhibit 10.23

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 22, 2021, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 505 Howard Street, 3rd Floor, San Francisco, California 94105 (“Bank”) and MOLEKULE, INC., a Delaware corporation whose address is 1184 Harrison Street, San Francisco, California 94103 (“Borrower”).

1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 29, 2019, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of August 29, 2019, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 9, 2020, and as further amended by a certain Second Loan Modification Agreement dated as of June 19, 2020 (the “Second LMA”) (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.DESCRIPTION OF CHANGE IN TERMS.

A.Modifications to Loan Agreement.

1

Borrower hereby acknowledges and agrees that, on or before the date that is forty-five (45) days from the date of this Loan Modification Agreement, Borrower will deliver to Bank, each in form and substance satisfactory to Bank: (a) a certificate on the Acord 25 form with respect to Borrower’s liability insurance policies, (b) a certificate on the Acord 28 form with respect to Borrower’s property insurance policies, (c) an endorsement to Borrower’s general liability insurance policy that names Bank as an additional insured, (d) an endorsement to Borrower’s property insurance policy that names Bank as the sole lender’s loss payee, (e) endorsements to the general liability and property insurance policies stating that the insurer will give Bank at least twenty (20) days prior written notice (ten (10) days for non-payment of premium) before any such policy or policies shall be canceled and (f) a Freight Forwarder Agreement from Flexport Customs Canada Inc. Borrower acknowledges and agrees that the failure of Borrower to satisfy the requirements set forth in the immediately preceding sentence on or before the date that is forty-five (45) days from the date of this Loan Modification Agreement shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.5 thereof:

“If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”).”

and inserting in lieu thereof the following:

“If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either (a) the Revolving Line minus the aggregate principal amount of all outstanding 2020 Term Loan Advances or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”).”

3	The Loan Agreement shall be amended in Section 2.7 by (i) re-lettering subsections (f) and (g) thereof as subsections (g) and (h) and (ii) inserting the following new subsection (f):

“(f)Anniversary Fees. For each one (1) year anniversary of the Third LMA Effective Date occurring prior to the Revolving Line Maturity Date, Borrower shall pay to Bank a fully earned, non-refundable anniversary fee of Twenty Thousand Dollars ($20,000.00) (each, an “Anniversary Fee” and, collectively, the “Anniversary Fees”). Each Anniversary Fee shall be fully earned on the Third LMA Effective Date and shall be due and payable on the earlier to occur of (i) such one (1) year anniversary of the Third LMA Effective Date and (ii) the termination of this Agreement;”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 5.3 thereof:

“(B) in transit by air or sea and covered by cargo insurance satisfactory to Bank in its reasonable discretion (it being acknowledged that Borrower’s cargo insurance maintained as of the Second LMA Effective Date is acceptable to Bank as of such date),”

and inserting in lieu thereof the following:

“(B) in transit by air or sea and both (1) is subject to a Freight Forwarder Agreement in form and substance satisfactory to Bank and (2) is covered by cargo insurance satisfactory to Bank in its reasonable discretion (it being acknowledged that Borrower’s cargo insurance maintained as of the Second LMA Effective Date is acceptable to Bank as of such date),”

5	The Loan Agreement shall be amended by deleting the following, appearing as Section 5.4 thereof:

“5.4Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries that would reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries in an amount more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000).”

and inserting in lieu thereof the following:

“5.4Litigation. Except as set forth in the Perfection Certificate on the Third LMA Effective Date, there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries that would reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries in an amount more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000).”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“(e)within thirty (30) days after the end of each fiscal year of Borrower, and promptly (but, in any event, with two (2) Business Days) following any Board-approved updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then current fiscal year of Borrower, and (ii) annual financial projections for such fiscal year (on a quarterly basis), in each case as approved by the Board and commensurate in form and substance with those provided to Borrower’s venture capital investors, together with any related business forecasts used in the preparation of such annual financial projections;

(f)for each fiscal year for which the Board requires Borrower to prepare audited financial statements, as soon as available, and in any event within two hundred seventy (270) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (provided that such opinion may contain a “going concern” qualification typical for venture backed companies similar to Borrower) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;”

and inserting in lieu thereof the following:

“(e)within sixty (60) days after the end of each fiscal year of Borrower, and promptly (but, in any event, with two (2) Business Days) following any Board-approved updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then current fiscal year of Borrower, and (ii) annual financial projections for such fiscal year (on a quarterly basis), in each case as approved by the Board and commensurate in form and substance with those provided to Borrower’s venture capital investors, together with any related business forecasts used in the preparation of such annual financial projections;

( )                                                       as soon as available, and in any event within one hundred eighty (180) days (or two hundred seventy (270) days with respect to Borrower’s fiscal year ended December 31, 2020) following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (provided that such opinion may contain a “going concern” qualification typical for venture backed companies similar to Borrower) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;”

7	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“(i)prompt written notice of any changes to the beneficial

ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about beneficial owners of its legal entity customers;”

and inserting in lieu thereof the following:

“(i)prompt written notice of any changes to the beneficial

ownership information set out in Sections 2(d), (e), (f) and (g) of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about beneficial owners of its legal entity customers;”

8	The Loan Agreement shall be amended in Section 6.2 by (i) re-lettering subsection (l) thereof as subsection (m) and (ii) inserting the following new subsection (l):

“(l)as soon as available, and within forty-five (45) days of them being presented to the Board in connection with any regular or special meeting of the Board convened pursuant to Borrower’s Operating Documents, copies of all financial statements, reports, information and notices (including, without limitation, any board packages) presented to the Board, provided, however, that such copies may exclude such information as Borrower deems reasonably necessary in good faith in order to prevent impairment of the attorney client privilege, to protect highly confidential proprietary information, to avoid a conflict of interest or for other similar reasons, in each case, as reasonably determined in good faith by Borrower;”

9	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.3(b) thereof:

“Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.”

and inserting in lieu thereof the following:

“Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of (A) the Revolving Line minus the aggregate principal amount of all outstanding 2020 Term Loan Advances or (B) the Borrowing Base.”

10	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.6 thereof:

“6.6Access to Collateral; Books and Records; Inventory

Appraisal. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to (a) inspect the Collateral and the right to audit and copy Borrower’s Books (each such inspection and audit, a “Field Exam”) and (b) request and conduct a liquidation analysis with respect to Borrower’s Inventory (each such analysis, an “Inventory Appraisal”). Field Exams and Inventory Appraisals shall be conducted no more often than once every twelve (12) months (or more frequently as Bank in its sole discretion determines that conditions warrant) unless an Event of Default has occurred and is continuing in which case Field Exams and Inventory Appraisals shall occur as often as Bank shall determine is necessary. Field Exams and Inventory Appraisals shall be conducted at Borrower’s expense. The charge for Field Exams shall be One Thousand Dollars ($1,000.00) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same) and the charge for Inventory Appraisals shall be the then-current standard charge of Bank’s independent outside appraiser, plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule a Field Exam or Inventory Appraisal more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the Field Exam or Inventory Appraisal with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) (or, in respect of any Inventory Appraisal that is cancelled or rescheduled as noted above, such higher amount charged by the firm conducting such Inventory Appraisal) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling. The first Inventory Appraisal shall be completed no later than June 30, 2020, and Borrower shall cooperate with Bank in order to timely complete same.”

and inserting in lieu thereof the following:

“6.6Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted no more often than once every twelve (12) months (or more frequently as Bank in its sole discretion determines that conditions warrant) unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

11	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.8(a) thereof:

“Maintain its and all of its Subsidiaries’ primary Deposit Accounts, the Cash Collateral Account and excess cash with Bank and Bank’s Affiliates. In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor shall conduct all of its business credit cards banking exclusively with Bank and Bank’s Affiliates. In respect of payment processor accounts disclosed in the Perfection Certificate delivered on the Effective Date or otherwise disclosed to Bank in writing, Borrower may maintain such payment processor accounts so long as proceeds in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) received in such accounts are transferred to a Deposit Account of Borrower maintained at Bank promptly, and in any event on a weekly basis (the “Payment Processor Accounts”).

and inserting in lieu thereof the following:

“Maintain its and all of its Subsidiaries’ Deposit Accounts, the Cash Collateral Account and excess cash with Bank and Bank’s Affiliates, provided that Borrower may maintain the payment processor accounts disclosed in the Perfection Certificate delivered on the Effective Date or otherwise disclosed to Bank in writing so long as proceeds in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) received in such accounts are transferred to a Deposit Account of Borrower maintained at Bank promptly, and in any event on a weekly basis (the “Payment Processor Accounts”). In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor shall conduct all of its business credit cards banking exclusively with Bank and Bank’s Affiliates.”

12	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9 thereof:

“(a)Cash and Cash Equivalents at Bank. Maintain at all times, to be tested as of any day, unrestricted and unencumbered cash and Cash Equivalents maintained with Bank of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00). Notwithstanding the foregoing, the financial covenant set forth in this Section 6.9(a) will not be tested at any time following the occurrence of the Second Tranche Availability Event.”

and inserting in lieu thereof the following:

“(a)Cash and Cash Equivalents at Bank. Maintain at all times, to be tested as of any day prior to the Third LMA Effective Date, unrestricted and unencumbered cash and Cash Equivalents maintained with Bank of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00). Notwithstanding the foregoing, the financial covenant set forth in this Section 6.9(a) will not be tested at any time following the occurrence of the Second Tranche Availability Event.

13	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9 thereof:

“(c)Net Revenue. Maintain at all times, to be tested as of the last day of each calendar quarter, aggregate Net Revenue, as determined in accordance with GAAP, for the three (3) month period ending on such date of at least (i) Ten Million Four Hundred Forty Thousand Dollars ($10,440,000.00) for the calendar quarter ending March 31, 2020, (ii) Twenty Million Nine Hundred Seventy Thousand Dollars ($20,970,000.00) for the calendar quarter ending June 30, 2020, (iii) Eighteen Million Three Hundred Sixty Thousand Dollars ($18,360,000.00) for the calendar quarter ending September 30, 2020 and (iv) Thirty One Million Four Hundred Ten Thousand Dollars ($31,410,000.00) for the calendar quarter ending December 31, 2020.

With respect to any period ending after December 31, 2020, the Net Revenue level for each such period shall be mutually agreed by Bank and Borrower, each acting in its reasonable discretion, based upon, among other factors, budgets, sales projections, operating plans and other financial information with respect to Borrower that Bank deems relevant, including, without limitation Borrower’s annual financial projections approved by the Board. With respect thereto, Borrower’s failure to agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before February 15, 2021 to any such covenant levels proposed by Bank with respect to the 2021 calendar year shall result in an immediate Event of Default for which there shall be no grace or cure period.”

and inserting in lieu thereof the following:

“(c)Net Revenue. Maintain at all times, to be tested as of the last day of each calendar quarter, aggregate Net Revenue, as determined in accordance with GAAP:

(i)for the three (3) month period ending on such date of at least (i) Ten Million Four Hundred Forty Thousand Dollars ($10,440,000.00) for the calendar quarter ending March 31, 2020, (ii) Twenty Million Nine Hundred Seventy Thousand Dollars ($20,970,000.00) for the calendar quarter ending June 30, 2020, (iii) Eighteen Million Three Hundred Sixty Thousand Dollars ($18,360,000.00) for the calendar quarter ending September 30, 2020 and (iv) Thirty One Million Four Hundred Ten Thousand Dollars ($31,410,000.00) for the calendar quarter ending December 31, 2020;

(ii)for the six (6) month period ending on such date of at least (i) Forty Eight Million Dollars ($48,000,000.00) for the six (6) month period ending March 31, 2021, (ii) Forty Two Million Five Hundred Thousand Dollars ($42,500,000.00) for the six (6) month period ending June 30, 2021, (iii) Sixty Seven Million Dollars ($67,000,000.00) for the six (6) month period ending September 30, 2021 and (iv) Eighty Five Million Dollars ($85,000,000.00) for the six (6) month period ending December 31, 2021.

With respect to any period ending after December 31, 2021, the Net Revenue level for each such period shall be mutually agreed by Bank and Borrower, each acting in its reasonable discretion, based upon, among other factors, budgets, sales projections, operating plans and other financial information with respect to Borrower that Bank deems relevant, including, without limitation Borrower’s annual financial projections approved by the Board. With respect thereto, Borrower’s failure to agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before March 15, 2022 to any such covenant levels proposed by Bank with respect to the 2022 calendar year shall result in an immediate Event of Default for which there shall be no grace or cure period.

(d)Adjusted Quick Ratio. Maintain at all times, to be tested as of the last day of each month, an Adjusted Quick Ratio of at least 1.00:1.00.”

14	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.10 thereof:

“6.10Protection of Intellectual Property Rights.”

and inserting in lieu thereof the following:

“6.10Protection and Registration of Intellectual Property Rights.”

15	The Loan Agreement shall be amended by inserting the following new text, appearing at the end of Section 6.10 thereof:

“If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall provide written notice thereof to Bank in the next Compliance Statement delivered to Bank and shall, upon Bank’s request, execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Upon Bank’s request, Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.”

16

The Loan Agreement shall be amended in Section 8 by (i) deleting “.” where it appears at the end of Section 8.11 and inserting in lieu thereof “; or” and (ii) inserting the following new Section 8.12 appearing at the end thereof:

“8.12Mezzanine Loan Agreement. The occurrence of an Event of

Default (as defined in the Mezzanine Loan Agreement) under the Mezzanine Loan Agreement.”

17	The Loan Agreement shall be amended by deleting the following text, appearing in Section 12.9 thereof:

“In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b)to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c)as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.”

and inserting in lieu thereof the following:

“Bank agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Bank’s subsidiaries, Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees, assignees, credit providers or purchasers of any of Bank’s interests under or in connection with this Agreement and their Representatives (provided, however, Bank shall use its best efforts to obtain any such prospective transferee’s, assignee’s, credit provider’s purchaser’s or their Representatives’ agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. The term “Information” means all information received from Borrower regarding Borrower or its business, in each case other than information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.”

18	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(a)Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

( )                                                      Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;”

and inserting in lieu thereof the following:

“(a)Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents (including, without limitation, Indebtedness to Bank pursuant to the Mezzanine Loan Agreement);

(a)                                                     Indebtedness existing on the Effective Date which is shown on the Perfection Certificate (other than Indebtedness in favor of Expeditors International of Washington, Inc. and First Insurance Funding);”

19

The Loan Agreement shall be amended in the definition of “Permitted Indebtedness” in Section 13.1 thereof by (i) deleting “.” where it appears at the end of clause (j) thereof and inserting in lieu thereof “; and” and (ii) inserting the following new text appearing at the end thereof:

“(k)Indebtedness in favor of First Insurance not exceeding Eight Hundred Thousand Dollars ($800,000.00) in the aggregate outstanding at any time relating to insurance premium financing arrangements so long as such Indebtedness is secured solely by the proceeds of the policies being financed; and

(l)Indebtedness in favor of Expeditors International of Washington, Inc. not exceeding Seven Million Dollars ($7,000,000.00) in the aggregate outstanding at any time so long as such Indebtedness is secured solely by in-transit Inventory being transported by such party.”

20	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Investments” in Section 13.1 thereof:

“(g)Investments by Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed Three Million Dollars ($3,000,000) in the aggregate in any fiscal year;”

and inserting in lieu thereof the following:

“(g)Investments by Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year;”

21	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Liens” in Section 13.1 thereof:

“(a)Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;”

and inserting in lieu thereof the following:

“(a)Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents (including, without limitation, Liens in favor of Bank granted pursuant to the Mezzanine Loan Agreement but excluding Liens in favor of Expeditors International of Washington, Inc. and First Insurance Funding);”

22	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Liens” in Section 13.1 thereof:

“(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;”

and inserting in lieu thereof the following:

“(d)Liens of carriers, warehousemen, suppliers, or other Persons (other than Liens in favor of Expeditors International of Washington, Inc.) that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;”

23

The Loan Agreement shall be amended in the definition of “Permitted Liens” in Section 13.1 thereof by (i) deleting “.” where it appears at the end of clause (l) thereof and inserting in lieu thereof “; and” and (ii) inserting the following new text appearing at the end thereof:

“(m)Liens on proceeds of insurance policies financed by First Insurance securing Indebtedness permitted under clause (k) of the definition of “Permitted Indebtedness” hereunder; and

(n)Liens in favor of Expeditors International of Washington, Inc. on in-transit Inventory being transported by such Person securing Indebtedness permitted under clause (l) of the definition of “Permitted Indebtedness” hereunder.”

24	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

““Inventory Appraisal” is defined in Section 6.6.”

““Net Orderly Liquidation Value Ratio” is, expressed as a percentage (which percentage shall not exceed one hundred percent (100.0%)), (i) the net orderly liquidation value of Borrower’s Inventory as set forth in the most recent Inventory Appraisal, divided by (ii) the book value of Borrower’s Eligible Inventory, as determined by Bank.”

25	The Loan Agreement shall be amended by inserting the following new definitions, appearing in Section 13.1 thereof:

““Adjusted Quick Ratio” is, as of any date of determination, the ratio of (a) Quick Assets, to (b) (i) Current Liabilities minus (ii) the current portion of Deferred Revenue.”

““Anniversary Fee” and “Anniversary Fees” are defined in Section 2.7(f).”

““Current Liabilities” are (a) all obligations and liabilities of Borrower to Bank in connection with Advances, plus, (b) without duplication of (a), the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year (other than obligations in connection with the Mezzanine Term Loan Advance (as defined in the Mezzanine Loan Agreement)).”

““Information” is defined in Section 12.9.

““IP Agreement” is that certain Intellectual Property Security Agreement between Borrower and Bank dated as of the Third LMA Effective Date, as may be amended, modified or restated from time to time.

““Mezzanine Loan Agreement” is that certain Mezzanine Loan and Security Agreement by and between Bank and Borrower dated March 22, 2021, as amended, restated, supplemented or otherwise modified from time to time.”

““Quick Assets” is, on any date, the sum of Borrower’s (i) unrestricted and unencumbered cash maintained with Bank plus (ii) net billed accounts receivable determined according to GAAP.”

““Representatives” is defined in Section 12.9.

““Third LMA Effective Date” is March 22, 2021.”

““Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, but excluding all Subordinated Debt.”

26	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.”

““Borrowing Base” is (a) seventy percent (70%) of Eligible Accounts, plus (b) the least of (i) fifty percent (50%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value), (ii) eighty-five percent (85.0%) of the Net Orderly Liquidation Value of Borrower’s Eligible Inventory and (iii) Ten Million Dollars ($10,000,000.00), each as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right to decrease the foregoing percentages and amount in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”

““Eligible Inventory” means Inventory that meets all of Borrower’s representations and warranties in Section 5.3 and is otherwise acceptable to Bank in all respects.”

““Key Person” is Borrower’s Chief Executive Officer, who is Dilip Goswami as of the Effective Date.”

““Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the GCTL Final Payment, the Final Payment, the 2020 Term Loan Final Payment, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

““Revolving Line Maturity Date” is March 31, 2021.”

““Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has maintained both (i) a Liquidity Ratio, for each consecutive day in the immediately preceding month as determined by Bank in its reasonable business judgment, in an amount at all times of at least 2.00 to 1.00 and (ii) prior to the occurrence of the Second Tranche Availability Event, unrestricted and unencumbered cash and Cash Equivalents with Bank of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) for each consecutive day in the immediately preceding month as determined by Bank in its reasonable business judgment (collectively, the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its reasonable business judgment. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1) calendar month, as determined by Bank in its reasonable business judgment, prior to entering into a subsequent Streamline Period. Each Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable business judgment, that the Streamline Balance has been achieved.”

and inserting in lieu thereof the following:

““Availability Amount” is (a) the lesser of (i) (A) the Revolving Line minus (B) the aggregate principal amount of all outstanding 2020 Term Loan Advances or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.”

““Borrowing Base” is (a) seventy percent (70%) of Eligible Accounts, plus (b) the lesser of (i) fifty percent (50%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) and (ii) Seven Million Dollars ($7,000,000.00), each as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right to decrease the foregoing percentages and amount in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”

““Eligible Inventory” means Inventory that meets all of Borrower’s representations and warranties in Section 5.3 and is otherwise acceptable to Bank in all respects, provided that any Inventory being transported by, or otherwise in the possession, custody or control of, Expeditors International of Washington, Inc. shall not be Eligible Inventory.”

““Key Person” is each of Borrower’s (a) Chief Executive Officer, who is Jaya Rao as of the Third LMA Effective Date, and (b) Chief Technology Officer, who is Dilip Goswami as of the Third LMA Effective Date.”

““Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Mezzanine Loan Agreement, the IP Agreement, the Warrant, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement, the Mezzanine Loan Agreement or Bank Services, all as amended, restated, or otherwise modified.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the GCTL Final Payment, the Final Payment, the 2020 Term Loan Final Payment, the Anniversary Fees and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

““Revolving Line Maturity Date” is March 31, 2023.”

““Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has maintained an Adjusted Quick Ratio, for each consecutive day in the immediately preceding month as determined by Bank in its reasonable business judgment, in an amount at all times of at least 1.20 to 1.00 (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its reasonable business judgment. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1) calendar month, as determined by Bank in its reasonable business judgment, prior to entering into a subsequent Streamline Period. Each Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable business judgment, that the Streamline Balance has been achieved.”

27

The Loan Agreement shall be amended by substituting the Collateral description appearing on Exhibit A thereto for the Collateral description on Schedule 1 hereto. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Existing Loan Documents, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

28	The Compliance Statement appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Statement attached as Schedule 2 hereto.

4.FEES AND EXPENSES. Borrower shall pay to Bank a modification fee in the amount of Twenty Thousand Dollars ($20,000.00), which fee shall be fully earned, due and payable as of the date hereof. Borrower shall also reimburse Bank for all documented legal fees and out-of-pocket filing and search expenses reasonably incurred by Bank in connection with this amendment to the Existing Loan Documents, which fees (exclusive of expenses), together with the fees (exclusive of out-of-pocket filing and search expenses) for documentation and negotiation of the Mezzanine Loan Agreement, will not exceed Seventy-Five Thousand Dollars ($75,000.00) as of the Third LMA Effective Date.

5.PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of March 22, 2021 (the “Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof. Borrower hereby agrees that all references in the Loan Agreement to the “Perfection Certificate” shall hereinafter be deemed to be references to the Perfection Certificate as defined herein.

6.CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.RELEASE BY BORROWER.

A.

FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
1	Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to

Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2	Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

3The terms of this Loan Modification Agreement are contractual and not a mere recital.

4

This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5

Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

MOLEKULE, INC.		SILICON VALLEY BANK

By:	/s/ Rajesh Sharma	By:	/s/ Michelle Wu
	Name: Rajesh Sharma		Name: Michelle Wu

	Title: Chief Financial Officer		Title: Vice President

Schedule 1

EXHIBIT A - COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter; (b) any interest of Borrower as a lessee or sublessee under a real property lease; (c) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (d) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (but only to the extent that such prohibition is enforceable under all applicable laws including, without limitation, the Code); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank; or (e) any “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent-to-use” trademarks would be contrary to applicable law.

Schedule 2

EXHIBIT B

COMPLIANCE STATEMENT